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                                                                    Exhibit 23.1



We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-00001) and related Prospectus of McDonald's Corporation for the registration of 11,500,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1995, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                   /s/ ERNST & YOUNG LLP


Chicago, Illinois
September 22, 1995